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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


1. Pacific Gas and Electric Company, a California corporation ("PG&E"). PG&E has the following subsidiaries:

     1.1 Alberta and Southern Gas Co. Ltd., incorporated under the laws of Alberta, Canada

          1.1.1 Alberta and Southern Gas Marketing Inc., incorporated under the laws of Alberta, Canada

     1.2 Mission Trail Insurance (Cayman) Ltd., incorporated under the laws of the Cayman Islands

     1.3  Natural Gas Corporation of California, a California corporation

          1.3.1  NGC Production Company, a California corporation

     1.4  Pacific Conservation Services Company, a California corporation

     1.5  Calaska Energy Company, a California corporation

     1.6  Eureka Energy Company, a California corporation

     1.7  Standard Pacific Gas Line Incorporated, a California corporation

     1.8  Pacific California Gas System, Inc., a California corporation

     1.9  Pacific Energy Fuels Company, a California corporation

     1.10 Pacific Gas Properties Company, a California corporation